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                                                                   EXHIBIT 10.31

                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

         Agreement made this 1st day of April 1998, between Pro-Tec Containers, Inc., a division of Lukens Medical Corporation, a corporation organized and existing under the laws of the State of New Mexico, (the "Company") and Sharps Compliance, Inc., a corporation organized and existing under the laws of Texas, (the "Distributor").

         WHEREAS, the Company is engaged in the business of developing, manufacturing, importing and marketing various medical products; and

         WHEREAS, the Company is desirous of increasing sales of its products in the human healthcare market through the use of a distributor; and

         WHEREAS, the Distributor wishes to engage in the business of purchasing and reselling certain of the Company's products to certain of the healthcare market in certain geographical areas,

         NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein, the parties hereby agree as follows:

         l.       Definitions.

                  1.1 Customers shall mean all industrial and healthcare facilities, and diabetic patients.

                  1.2 Products shall mean the items set forth on Schedule A attached hereto, as amended from time to time.

                  1.3 Territory shall mean the countries or geographical areas set forth on Schedule B attached hereto, as amended from time to time. In the event any governmental agency in the Territory shall impose new or additional currency restrictions, monetary or exchange controls, export or import regulations, custom levies or other taxes or, through legislation, ordinance, regulation, decree or treaty, shall impose conditions or restrictions that shall take effect during the term hereof and that, in the reasonable opinion of the Company affect materially the commercial feasibility of the transactions contemplated by this Agreement, the Company shall have the right, to unilaterally delete the affected country, state or jurisdiction from the Territory upon ninety (90) days prior written notice to the Distributor and the Company shall have the same limitation as set forth in Section 9 below.

         2.       Term.

                  2.1 Commencement. Unless earlier terminated as provided herein, this Agreement shall commence on the date hereof and shall terminate five (5) years from such date. Notwithstanding the foregoing, if the Exclusivity Period (Section 3.2) does not commence prior to

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June 1st 1998, this Agreement shall at the option of the Company, upon thirty
(30) days prior written notice, terminate, in which event the provisions of
Section 4.2, shall be applicable.

                  2.2 Minimum Purchases. If the Distributor violates the provisions of Section 7.3(a) relating to annual minimum purchase, and Distributor does not cure within thirty (30) days of receipt of written notice from the Company, the Company shall have the right to terminate the exclusivity in Section 2.2 with ninety (90) days notice to the Distributor.

         3.       Appointment; Exclusivity and Non-Competition.

                  3.1 Appointment. Subject to the terms and conditions hereof, the Company hereby appoints Distributor as its exclusive distributor of Products to Customers, and the Distributor accepts appointment as the Company's exclusive distributor to purchase Products from the Company for resale and delivery to Customers in the Territory.

                  3.2 Exclusivity and Non-Competition. So long as this Agreement shall be in effect, the Company shall refrain from selling Products to any new Customers in the Territory and shall refer to the Distributor all inquiries and orders for Products originating from the new Customers within the Territory, (the "Exclusivity Period"). The Company shall have the right to fill orders outstanding on the date thereof from Customers within the Territory and shall refer all new and existing Customers of the Company to Distributor. During the Exclusivity Period, the Company shall not appoint any new distributor or sales agent for Products whose responsibilities include Customers within the Territory. During the term of this Agreement, the Distributor shall not manufacture, sell or promote for sale in the Territory any product, or part or component thereof, which is the same in size to and has a wide mouth opening of at least three inches (3") or larger as currently found in any of the Products.

                  3.3 Renewal. So long as the Distributor remains in substantial compliance with each of the material terms of this Agreement, including the provisions of Sections 6.3 and 7.3 hereof relating to payment and minimum purchases respectively, the term of this Agreement shall be automatically renewed for successive two (2) year periods unless terminated by either party upon written notice given at least ninety (90) days prior to the end of the applicable term.

         4.       Relationship of the Parties.

                  4.1 Relationship of the Parties. The relationship between the Company and the Distributor shall be that of seller and buyer. Nothing herein shall be construed to create the relationship of employer and employee, master and servant, or principal and agent between the parties hereto, and the Distributor shall be deemed to be an independent contractor at all times with respect to its performance hereunder. The Distributor shall have no right or authority to assume or create any obligation, express or implied, or to make any warranty or representation on behalf of the Company. The Company shall have no right or authority to assume or create any obligation, express or implied, or make any warranty or representation on behalf of the Distributor.


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         5.       Orders and Shipments.

                  5.1 Purchase Orders. It is expressly agreed that no printed terms and conditions contained in any purchase order or similar form submitted at any time by the Distributor on the Distributor's form to the Company shall be binding on the Company even though orders given on such forms have previously been accepted or filled by the Company. The terms and conditions stated in the Company's forms and invoices and/or acceptances of the Distributor's orders, together with the terms and conditions stated herein shall govern each sale by the Company to the Distributor hereunder, and, if no terms and conditions appear on such forms, invoices or acceptances, then the terms of this Agreement shall govern.

                  5.2 Confirmation. Upon receipt of each Purchase Order, the Company shall promptly confirm same in accordance with its usual form or shall advise the Distributor that it cannot accept such Purchase Order. The company shall also advise the Distributor of any excessive lead times and the Distributor shall at that time have the option of canceling orders for line items with excessive (greater than sixty (60) days ) lead times.

                  5.3 Forecasts. Within fourteen (14) days prior to the first day of each calendar quarter during the term hereof, the Distributor shall send the Company a report with a non-binding forecast of the quantity of Products, by Product code, that the Distributor expects to order in each of the subsequent six (6) months. Such forecasts shall be updated by the Distributor in successive quarterly reports. Failure to provide such forecast shall not be a breach of this Agreement, but may affect the ability of the Company to deliver the requested quantity for the applicable quarter.

                  5.4 Cancellation. The Company shall have the right to delay shipment if the Distributor is not in compliance with Section 6.3 below. Such withholding of shipments by the Company shall not be construed as a termination or breach of this Agreement by the Company nor shall it relieve the Distributor of its obligations under Section 7.3.

                       Except as elsewhere provided herein, and unless otherwise specified in the Distributor's Purchase Order, shipments shall be by common carrier selected by the Company. Title to all Products sold by the Company to the Distributor shall pass to the Distributor and delivery shall be completed when made F.0.B. the Distributor's loading dock. The Distributor shall pay all applicable transportation and insurance costs.

         6.       Price and Payment.

                  6.1 Purchase Price. The initial purchase price to be paid by the Distributor for Products purchased by it shall be as set forth on Schedule C attached hereto. All amounts payable under this Agreement shall be paid in U.S. dollars at the office of the Company.

                  6.2 Price Changes. The Company shall have the right from time to time upon ninety (90) days' prior written notice to the Distributor to change the prices of any or all Products.


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Price changes shall be effective for all Products ordered for delivery on or after the effective date specified in the notice of such change. Price increases shall be negotiated on an annual basis. There will be no price increases for the first twelve (12) months of the Agreement.

                  6.3 Payment. The Distributor shall pay the Company for all Products sold to it payable with a 2% discount if paid within ten (10) days, or net thirty (30) days after the date of the relevant, bill of lading. These terms may only be amended by the Company in writing. Any amounts due the Company which are not paid within such period shall accrue interest at the rate of one and one-half percent (1 1/2%) each month.

         7.       Duties of the Distributor.

                  7.1 Sales Effort. The Distributor agrees to use reasonable efforts to maximize sales of Products to Customers in the Territory and to provide Customers with satisfactory service reasonably expected by such purchasers.

                  7.2 Minimum Purchases. During each year of the term hereof Distributor shall purchase from the Company and pay for Products in an amount at least equal to the Distributor's assigned quota (the "Guaranteed Minimum") as shown on Schedule D for such year.

                  7.3 Compliance With Laws. The Distributor agrees to comply with all applicable laws, ordinances, rules and regulations relating in any way to its performance hereunder, to obtain all necessary import licenses, permits or governmental approvals necessary for the importation and distribution of Products in the Territory, and to pay all applicable taxes, fees, charges and assessments imposed by any governmental authority in connection with the distribution of the Products in the Territory.

                  The Distributor agrees to defend, Indemnify and hold harmless the Company from and against any and all damages or expenses, including reasonable attorneys' fees, incurred directly as a consequence of the Distributor's failure to comply with any such laws, ordinances, rules or regulations. This obligation shall survive the termination of this Agreement for one (1) year.

                  7.4 No Representation. The Distributor agrees to make no representations, guarantees or warranties concerning the Products which have not been authorized in writing by the Company, and agrees to defend, indemnify and hold harmless the Company from and against any and all damages or expenses, including reasonable attorneys' fees, incurred directly as a result of a breach of the provisions of this Section 7.7. This obligation shall survive the termination of this Agreement for six months.

         8.       Duties of the Company.

                  8.1 Quantities. The Company shall promptly ship Products to the Distributor in accordance with purchase orders accepted by the Company. In the event that orders for Products

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exceed the Company's ability to promptly manufacture and deliver them, the
Company will take all reasonable steps necessary to secure additional production, including retention of sub-contractors. If the Company cannot meet Distributor's demand for two (2) consecutive months, Distributor shall be entitled to secure Products from third parties until production demands can be met by the Company.

                  8.2 Labeling. All Products supplied to Distributor hereunder shall bear the Company's trademarks and trade names specified by it.

                  8.3 Quality Standards. All Products shall be manufactured by the Company in a good and workmanlike manner of good quality material made for the purpose to pass U.S. Postal Service specifications for permit.

                  8.4 Compliance With Laws. The Company agrees to comply with all applicable laws, ordinances, rules and regulations relating in any way to its performance hereunder, and to pay all applicable taxes, fees, charges and assessments imposed by any governmental authority in connection with the distribution of the Products in the Territory.

                  The Company agrees to defend, Indemnify and hold harmless the Distributor from and against any and all damages or expenses, including reasonable attorneys' fees, incurred directly as a consequence of the Company's failure to comply with any such laws, ordinances, rules or regulations. This obligation shall survive the termination of this Agreement for one (1) year.

                  8.5 Products Liability Insurance. Lukens shall maintain product liability insurance to cover the Products being sold by Lukens and shall carry a broad form vendor's endorsement naming the Distributor as an additional insured.

         9. Product Changes/Deletions. The Company reserves the right at any time or from time to time upon ninety (90) days' notice to discontinue the sale of any or all of the Products and parts thereof, and to change the design of the Products and parts thereof, without notice to the Distributor, and the Distributor shall have no claim for damages against the Company as a result of any such change, or discontinuance. If the Company discontinues sales of the Products for any reason, and subsequently begins producing Products within one
(1) year of discontinuation, the Company shall grant the Distributor the right to enter into a new Agreement on the same terms as provided herein.

         10.      Trademarks, Trade Names and Copyrights.

                  10.1 Distributor. The Distributor may state in its advertising that it is an authorized "Pro-Tec", "Lukens" or "Lukens Medical Corporation" distributor.

                  10.2 No Removal. The Distributor shall not under any circumstances remove or alter (i) any trademark of the Company affixed to any Product or (ii) any carton, container or literature supplied by the Company with such Product.


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                  10.3  Approval. Any advertising, packaging or promotional or display material, including Distributor's catalog, prepared by or to be used by or for Distributor, which refers in any to the Company, bears any Company trademark, or uses any material copyrighted by the Company, shall be subject to-the prior written approval of the Company as to the use of such reference, trademark, or copyrighted material.

                  10.4 Acknowledgment. The Distributor acknowledges the Company's title to the name "Lukens" and "Lukens Medical Corporation" and all other trademarks and trade names of the Company (including those with respect to the Products), and all copyrights used in connection with such trademarks and trade names (collectively, the "Lukens Trademarks") on all materials provided by the Company to the Distributor. In addition, the Distributor agrees it shall never do any thing which will in any way impair the Company's title to or rights in the Lukens Trademarks. For purposes of this Agreement, Lukens Trademarks shall also be deemed to include the design of the labeling and packaging of the Products as it applies to the Company. The Company acknowledges that "Sharps Compliance, Inc." and "SCI" and all other trademarks and trade names of Distributor (including those with respect to the Products), and all copyrights used in connection with such trademarks and trade names (collectively the "SCI Trademarks") on all the materials provided by Distributor to the Company. In addition the Company agrees it shall never do anything which will in any way impair the Distributor's title to or rights in the SCI Trademarks. For purposes of this Agreement, SCI Trademarks shall also be deemed to include the design of the labeling and packaging of the Products as it applies to SCI. This Section
10.4 shall survive any termination or expiration of this Agreement.

                  10.5 Infringement Action. The Distributor shall promptly notify the Company of any and all infringements or attempted infringements of any of the Company's Trademarks or patents that may come to its attention and shall assist the Company in taking such action against such infringers as the Company, in its discretion, may elect.

                  In addition, the Distributor shall promptly notify the Company in writing of any suit or proceeding brought against the Distributor insofar as such suit or proceeding is based upon any claim that the Products or any part thereof, excluding the Trademarks, infringe the patent or propriety rights of any person or entity. The Company shall defend such suit or proceeding and shall indemnify and hold the Distributor harmless from and against damages, costs, and expenses arising directly from such suit or proceeding provided that (i) the Company is notified in writing of such suit or proceeding, (ii) the Distributor has granted the Company complete authority to defend the suit or proceeding as it deems appropriate, and (iii) the Distributor fully cooperates with the Company in connection with such suit or proceeding and provides the Company with all reasonable assistance in connection therewith.

         11. Restrictions on Solicitation. The Distributor shall not solicit sales of products from, or make any sales to, Customers outside the Territory and/or human healthcare market.


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         12.      Confidential Information; Modification to Products.

                  12.1(a) Confidential Information of the Company. It is understood that during the term hereof the Company may disclose to the Distributor, or the Distributor may otherwise learn of, certain technical or other information related to the Company or the Products. With the exception of such information that is clearly a matter of public knowledge (other than as a result of disclosure by the Distributor) or is already known to the Distributor on the date hereof from a legitimate source other than the Company, all of such technical and other information shall be deemed by the Company and the Distributor to be "confidential" and a "trade secret" of the Company (any and all of such information being hereinafter referred to as the "Confidential Information").

                  The Distributor hereby agrees than during and after the term hereof it shall keep secret and not make any direct or indirect commercial use of (other than in the performance of its duties hereunder), or otherwise disclose, the Confidential Information. The Distributor shall disclose the Confidential Information only to these of its employees who must have knowledge of it in order to perform the Distributor's duties hereunder, and the Distributor shall take all necessary steps and use its best efforts to insure that such employees will likewise keep secret and not make any direct or indirect commercial use of, or otherwise disclose, the Confidential Information.

                  With the Company's express prior written consent, the Distributor shall have the right to disclose during the term hereof such of the Confidential Information as may be reasonably required solely in connection with performance of its duties hereunder. The Distributor shall notify the Company in writing immediately, and as far in advance of disclosure as possible, whenever it becomes obligated by governmental regulation or by order of any court or governmental body to disclose Confidential Information.

                  The Distributor hereby acknowledges the Company's sole and exclusive ownership of and right to the Confidential Information and agrees that it does not have and shall not have, and that nothing herein shall be deemed to give it, any license or other rights in or with respect to Confidential Information. The Distributor agrees that upon termination of this Agreement by either party and for whatever reason it shall promptly return to the Company all records containing such Confidential Information, regardless of whether such records were supplied by the Company or were prepared by the Distributor from information supplied by the Company.

                  12.1(b) Confidential Information of the Distributor. It is understood that during the term hereof the Distributor may disclose to the Company, or the Company may otherwise learn of, certain technical or other information related to the Distributor or the Products. With the exception of such information that is clearly a matter of public knowledge (other than as a result of disclosure by the Company) or is already known to the Company on the date hereof from a legitimate source other than the Distributor, all of such technical and other information shall be deemed by the Distributor and the Company to be "confidential" and a "trade secret" of the Distributor (any and all of such information being hereinafter referred to as the "Confidential Information").

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                  The Company hereby agrees than during and after the term
hereof it shall keep secret and not make any direct or indirect commercial use of (other than in the performance of its duties hereunder), or otherwise disclose, the Confidential Information. The Company shall disclose the Confidential Information only to these of its employees who must have knowledge of it in order to perform the Company's duties hereunder, and the Company shall take all necessary steps and use its best efforts to insure that such employees will likewise keep secret and not make any direct or indirect commercial use of, or otherwise disclose, the Confidential Information.

                  With the Distributor's express prior written consent, the Company shall have the right to disclose during the term hereof such of the Confidential Information as may be reasonably required solely in connection with performance of its duties hereunder. The Company shall notify the Distributor in writing immediately, and as far in advance of disclosure as possible, whenever it becomes obligated by governmental regulation or by order of any court or governmental body to disclose Confidential Information.

                  The Company hereby acknowledges the Distributor's sole and exclusive ownership of and right to the Confidential Information and agrees that it does not have and shall not have, and that nothing herein shall be deemed to give it, any license or other rights in or with respect to Confidential Information. The Company agrees that upon termination of this Agreement by either party and for whatever reason it shall promptly return to the Distributor all records containing such Confidential Information, regardless of whether such records were supplied by the Distributor or were prepared by the Company from information supplied by the Distributor.

                  The obligations of the Distributor under this Section 12 shall survive the termination of this Agreement.

         13. Warranties. The Company represents, warrants and agrees that all Products will be free from defects caused by faulty material or poor workmanship for a period of twelve (12) months after delivery to Distributor, and the Company agrees to repair any such defects or at its discretion to replace such defective Products, which such defects shall have come to the attention of Distributor and a claim therefore is made against the Company within twelve (12) months after delivery. All such repair and replacement shall be at the Company's sole expense without any charge to Distributor, including all shipping and transportation expenses for defective Products. The Company shall repair or replace any such defective Products as soon as practicable, it being agreed that the standard is repair or replacement and delivery to a carrier for shipment to Distributor within forty-five (45) days after receipt thereof by the Company. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. To the extent permitted by law, in no case shall the Company, on account of the breach of any warranty, be liable for any special, incidental or consequential damages including, but not limited to, loss of profits, loss of revenues or claims of third parties, including customers.


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                  Any action for breach of warranty must be brought within
twelve (12) months following delivery of the Product, the occurrences of the breach or discovery thereof (or the date such occurrence should have been discovered in the exercise of ordinary care), whichever is later.

                  The foregoing warranties can be modified only in writing. No agent, representative or employee of the Company is authorized to make any in addition to those set forth above.

         14.      Termination and Default.

                  14.l Termination. In the event either party hereto defaults in the performance of any obligation hereunder and such default is not cured within sixty (60) days after the defaulting party receives written notice from the non-defaulting party specifying the nature of the default, the non-defaulting party shall have the right, in addition to any other rights and remedies it may have, to terminate the distributorship granted hereunder immediately by mailing to the defaulting party written notice of such termination. If either party is entitled to terminate the Exclusivity portion of this Agreement, the party who wishes to terminate will give no less than one hundred eighty (180) days notice in writing of such termination. The distributorship granted hereunder shall automatically be terminated if the provisions of Section 2.2 shall be applicable, and may be terminated immediately upon written notice by the Company after the expiration of all cure periods, or if the Distributor breaches Section 12 hereof or if the Distributor fails to pay any sums due the Company within sixty (60) days after written notice by the Company to the Distributor of such failure to pay.

                  In addition, either party may terminate this Agreement immediately upon written notice thereof if:

                                    (a)     the other party become insolvent or
                           makes a general assignment for the benefit of creditors;

                                    (b) bankruptcy or similar proceeding is
                           filed by or against the other party and is not dismissed within sixty (60) days thereafter;

                                    (c) the other party's assets are levied upon
                           or attached under process and such levy or attachment is not discharged within sixty (60) days thereafter;

                                    (d)     a permanent receiver is appointed
                           for the property or assets of the other party; or

                                    (e) liquidation proceedings are commenced by
                           or against the other party.

                  14.2 Effect of Termination. Upon termination of the distributorship granted hereunder, the Distributor shall thereafter in no way represent itself as acting on behalf of the


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Company with respect to the Products. Within ten (10) days after termination, the Distributor shall promptly return to the Company all papers, price lists, samples, bulletins, displays, or other data or material pertaining to the Company, its Products or any Confidential Information.

                  Following termination of the distributorship granted hereunder for any reason other than a breach of the Agreement by the Distributor, the Company shall continue to honor orders placed prior to the effective date of termination which shall be one hundred eighty (180) days from delivery of notice of termination.

                  Upon termination of the distributorship by the Company due to a breach of the Agreement by the Distributor, no payments shall be made by the Company to the Distributor for loss of future sales, goodwill, creation of clientele, termination of employees, salaries of employees, advertising costs, or like expenses. Upon such termination, the Company may, but shall have no obligation to, repurchase any of its Products which the Distributor may then have in inventory. The price of any Products to be repurchased hereunder shall be the Company's then current list price or the selling price thereof to the Distributor, whichever is lower, less a fifteen percent (15%) charge for restocking and relabeling. The product must be in saleable condition. No special products will be considered.

                  No termination shall release either party from any then outstanding obligations to the other under this Agreement nor shall it terminate the obligations of the Distributor under Section 7.11 or 12.

         15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         16. Force Majeure. If the performance of this Agreement or of any obligation hereunder by either party is prevented, restricted or interfered with by reason of war, revolution, civil commotion, acts of public enemies, blockade, embargo, strikes, any law, order, proclamation, regulation, ordinance, demand, or requirements having a legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this clause, which is beyond the reasonable control of the party affected, then the party so affected shall, upon giving prior written notice to the other party, be excused from such performance to the extent of such prevention restriction, or interference, provided that the party so affected shall use its best effects to avoid or remove such causes of nonperformance, and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         17. Notice. All notices required or permitted hereunder shall be sent, return receipt requested, postage prepaid, by registered or certified mail by telex or facsimile transmission (followed immediately by a letter of confirmation delivered in accordance with other provisions of this Section), by Federal Express or similar courier service, or by hand, addressed to the Company or the Distributor, as the case may be, at the address set forth below or at such other address as such


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party shall have designated in the manner provided for in this section:

                  If to the Company:        Pro-Tec Containers
                                            A Division of
                                            Lukens Medical Corporation
                                            3820 Academy Parkway North, NE
                                            Albuquerque, NM 87109
                                            Attn:  President & CEO

                  If to the Distributor:    Sharps Compliance, Inc.
                                            8928 Kirby Drive
                                            Houston, Texas 77054
                                            Attn: President

                  If given by telex, facsimile transmission, Federal Express or similar courier service, or by hand, any such notice shall be deemed given when received and, if mailed, such notice shall be deemed given seven (7) days after mailing.

         18. Arbitration. Any dispute, controversy or claim arising out of or relating to this agreement, or the breach, termination or invalidity of it, shall be settled by arbitration in accordance with rules of conciliation and arbitration of the International Chamber of Commerce (ICC). The arbitration authority shall be the American Arbitration Association. In any arbitration pursuant to this section the award shall be rendered by majority of the members of a Board of Arbitration consisting of three (3) members, one being appointed by each party and the third being appointed by mutual agreement; if both arbitrators fail to appoint the third, the matter shall be referred to the president of ICC for appointment.

         19. Governing Law. This Agreement shall be governed by the laws of the State of New Mexico, U.S.A.

         20. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements and understandings, whether written or oral. This Agreement may not be modified or amended in any way except by an instrument in writing executed by a duty authorized officer of the Company and the Distributor.

         21. Schedules. The schedules attached hereto form part of and are an integral part of this Agreement.

         22. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be declared invalid, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law, in such event, the parties shall use their best efforts to replace the invalid or unenforceable provision with a


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provision that, to the extent permitted by applicable law, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either party from the terms and provisions of this Agreement in order to comply with applicable laws, rules, or regulations shall not be considered a breach of this Agreement.

         23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same instrument.

         24. Waiver of Compliance. Any failure by any party hereto to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that party's right to enforce each and every term and condition hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by authorized officers or representatives on the date of the signature of this Agreement.


LUKENS MEDICAL CORPORATION                 SHARPS COMPLIANCE, INC.


By:  /s/ GARY K. PORTER                    By:  /s/ BURT J. KUNIK
    -----------------------------------        --------------------------------
         Gary K. Porter                             Burt J. Kunik
Title:   V.P., Sales and Marketing         Title:   President


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                                   SCHEDULE A

                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                                     between
                           LUKENS MEDICAL CORPORATION
                                       and
                             Sharps Compliance, Inc.




                                    Products

"Products" means the following items:


         Pro-Tec brand 1, 2 and 3 gallon sharps containers made from polyethylene, in the standard large opening configuration with non-vented lids, used for the purpose to pass U.S. Postal Inspection. The product codes are defined as below:

                            #1G REDNVHDPE
                            #2G REDNVHDPE
                            #3G REDNVHDPE

         All other products are EXCLUDED from this Agreement and are free to be purchased on the open market.



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

                                   SCHEDULE B

                                     to the
                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                                     between
                           LUKENS MEDICAL CORPORATION
                                       and
                             Sharps Compliance, Inc.




                                    Territory

"Territory" shall mean the following countries or geographical areas:


         United States of America

                                   SCHEDULE C

                                     to the
                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                                     between
                           LUKENS MEDICAL CORPORATION
                                       and
                             Sharps Compliance, Inc.




                                     Pricing

Pricing shall be based on Lukens current published list price less the following discounts:

                                   SCHEDULE D

                                     to the
                       EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                                     between
                           LUKENS MEDICAL CORPORATION
                                       and
                             Sharps Compliance, Inc.




                               Guaranteed Minimums

For purposes of Section 7.3 of this Agreement, the first year of the term shall begin on the date of the Agreement and each succeeding year shall begin on the anniversary date thereof. The Guaranteed Minimums for the Territory granted to the Distributor are as follows:

                              Year 1            $150,000
                              Year 2            $180,000
                              Year 3            $216,000
                              Year 4            $260,000
                              Year 5            $311,000